Exhibit 10 (f)

                                AMENDMENT NO. 1


                   TO THE WEST PHARMACEUTICAL SERVICES, INC.

         1999 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS



     West Pharmaceutical Services, Inc. hereby amends its 1999 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan") as set forth below:

     Section 6 a) of the Director Plan is deleted in its entirety and replaced with the following:

          "a) Expiration Date. Options shall expire upon the earliest to occur of:

          (i) If the Optionee dies, the one-year anniversary of the date of death; or

          (ii) If the Optionee's service as a director of the Company terminates for any reason other than retirement, death or removal for cause, the 90-day anniversary of the date of such termination; or

          (iii) If the Optionee is removed for cause, the date of such removal; or

          (iv)      The 10-year anniversary of the Grant Date."

     The existence of retirement and the existence of and the date of disability shall be determined by the Board in is sole discretion."

To record the adoption of this Amendment No. 1 to the Directors Plan, West Pharmaceutical Services, Inc. has caused its authorized officers to affix its name and seal as of the 30th day of October, 2001.

[corporate seal]                              WEST PHARMACEUTICAL SERVICES, INC.




Attest: /s/ J.R. Gailey                       By: /s/ George R. Bennyhoff
          John R. Gailey III, Secretary               George R. Bennyhoff
                                                      Senior Vice President,
                                                      Human Resources